UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GLYC	The Nasdaq Stock Market

Indícate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2020, GlycoMimetics, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Cowen and Company, LLC (“Cowen”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 after the date of the Agreement through Cowen as its sales agent. Also on October 7, 2020, the Company filed a prospectus supplement offering up to $100,000,000 of shares of its Common Stock in accordance with the Agreement, on the Company’s Registration Statement on Form S-3 (No. 333-231577).  The Agreement replaces the prior Sales Agreement between the Company and Cowen, dated September 28, 2017 (the “Prior Agreement”). The Company sold an aggregate of $34.6 million in shares of Common Stock under the Prior Agreement. As a result of the expiration of the Company’s Registration Statement on Form S-3 (No. 333-220697), the parties have completed their obligations under the Prior Agreement.

Cowen may sell the Common Stock under the Agreement by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made by means of ordinary brokers’ transactions on The Nasdaq Global Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. Cowen will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Cowen a commission equal to three percent (3.0%) of the gross sales proceeds of any Common Stock sold through Cowen under the Agreement, and also has provided Cowen with customary indemnification rights. In addition, the Company has agreed to reimburse certain legal expenses and fees by Cowen in connection with the offering up to a maximum of $50,000.

The Company is not obligated to make any sales of Common Stock under the Agreement. The offering of shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
1.1	Sales Agreement, dated October 7, 2020, by and between the Company and Cowen and Company, LLC.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: October 7, 2020		Brian M. Hahn Chief Financial Officer and Senior Vice President

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